UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2009

GENVEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(240) 632 0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On June 25, 2009, GenVec, Inc. (the “Company”) terminated the Master Services Agreement dated January 17, 2008 and its associated services schedule between Cobra Biomanufacturing Plc (“Cobra”) and the Company (the “Agreement”).  The Agreement provided for certain manufacturing services associated with the Company’s product TNFerade™ by Cobra over a two year term.

The termination is effective as of June 30, 2009 and was made pursuant to the terms of a letter agreement amending the Agreement dated March 20, 2009 (the “Amendment”).  Pursuant to the Amendment, the Company paid Cobra a termination fee of $350,000 due upon the Company’s notice to Cobra of its termination of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: June 26, 2009	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
Senior Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary